EXHIBIT 99.1

On August 24, 2018, the Financial Industry Regulatory Authority, Inc. (“FINRA”) approved the corporate action request of EPHS Holdings, Inc. (f/k/a Sertant, Inc.) (the “Company”) to change its listing name from Sertant, Inc. to EPHS Holdings, Inc. The name change with FINRA became effective on August 27, 2018.

The purpose of the name change is to accurately reflect the Company’s new name, which was previously approved by the Nevada Secretary of State. This action was deemed fundamental to the Company’s twin goals of (1) greater investor transparency and (2) increasing credibility on global financial markets.

For the time being there will be no request for a change in the Company’s ticker symbol.

In addition, the Company plans to unveil its revamped website in the coming weeks.

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EPHS Holdings, Inc. is a SEC reporting company that acts as a holding company for its primary operating subsidiary, Emerald Plants Health Source, Inc., which is located in Montreal Quebec Canada.

Updates on other corporate activities will be contained in the Company’s next news release.

Statements in this release may be regarded, in certain instances, as "forward-looking statements" pursuant to certain sections of the Securities Act 1933 and the Securities Exchange Act 1934, respectively. "Forward-looking statements" are based on expectations, estimates and projections at the time the statements are made, and involve risks and uncertainties, which could cause actual results or events to differ materially from those currently anticipated, including, but not limited to delays, difficulties, changed strategies, or unanticipated factors or circumstances affecting EPHS Holdings, Inc. and its business. There can be no assurance that such forward-looking statements will ever prove to be accurate and readers should not place undue reliance on any such forward-looking statements contained herein.